                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement of our report dated October 25, 1999 relating to the consolidated financial statements of ebaseOne Corporation and to the reference to our Firm under the caption, "Experts", in this Registration Statement and related Prospectus.

/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Houston, Texas

February 23, 2000